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Exhibit 99.1

CENTRAL PACIFIC FINANCIAL CORP.
VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE

Dear Shareholder:

Your vote is important and Central Pacific Financial Corp. encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

  •
  To submit your proxy electronically via the Internet, go to the Website: http://www.voteproxy.com and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

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  To submit your proxy by telephone, use a touch-tone telephone and call 1-800-PROXIES. You must use the control number printed in the box on the reverse side of this card.

Also, if you have any questions or need assistance in voting, please call D. F. King & Co., Inc., toll-free 1-800-488-8075. Stockholders calling from outside the U.S. and Canada can call collect at 1-212-269-5550.

Your vote is important. Thank you for voting.

Proxy Card must be signed and dated on the reverse side.
\*/ Please fold and detach card at perforation before mailing. \*/

CENTRAL PACIFIC FINANCIAL CORP.

Proxy for the Special Meeting of Shareholders
To Be Held on September 13, 2004
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholders of Central Pacific Financial Corp. (the "Company") hereby nominate, constitute and appoint Messrs. Clint Arnoldus, Neal K. Kanda and Glenn K.C. Ching, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Special Meeting of Shareholders of Central Pacific Financial Corp. (the "Special Meeting") to be held at Dole Cannery, Mililani Ballroom, 735 Iwilei Road, Honolulu, Hawaii, on September 13, 2004 at 11:00 a.m., Hawaii Standard Time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted "FOR" approval of the Merger Agreement between the Company and CB Bancshares, Inc., "FOR" approval of the amendment to the Company's Restated Articles of Incorporation, "FOR" approval of the Central Pacific Financial Corp. 2004 Stock Compensation Plan and "FOR" approval of the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan, unless "AGAINST" or "ABSTAIN" are indicated. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

CENTRAL PACIFIC FINANCIAL CORP.

September 13, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Sign, date and mail your proxy card in the postage-paid envelope provided as soon as possible	COMPANY NUMBER
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the Merger Agreement, dated April 22, 2004, by and between Central Pacific Financial Corp. and CB Bancshares, Inc. providing for the merger of CB Bancshares, Inc. with and into Central Pacific Financial Corp.	☐	☐	☐
2.	Proposal to approve an amendment to the Company's Restated Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance to 100,000,000 shares	☐	☐	☐
3.	Proposal to approve the Central Pacific Financial Corp. 2004 Stock Compensation Plan	☐	☐	☐
4.	Proposal to approve the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan	☐	☐	☐

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgement. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.
The undersigned acknowledge receipt, from the Company prior to the execution of this proxy, of a notice of special meeting of shareholders and a joint proxy statement-prospectus dated July 20, 2004.
PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.1